EXHIBIT 21 — Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	State of Incorporation
1567 Media, LLC	DE
50 2027Th Street LIC, Inc.	NY
701 W. 135th Corp	NY
Clear Channel Adshel, Inc.	DE
Clear Channel Brazil Holdco, LLC	DE
Clear Channel Digital Mall Networks, LLC	DE
Clear Channel LA, LLC	DE
Clear Channel Outdoor Holdings Company Canada (FKA Eller Holdings Company Canada)	DE
Clear Channel Spectacolor, LLC	DE
Clear Channel Taxi Advertising, Corp	NY
Clear Channel Taxi Media, LLC	DE
Eller Taxi TV, LLC	DE
Eltex Investment Corp.	DE
Exceptional Outdoor, Inc.	FL
Interstate Bus Shelter, Inc.	PA
Keller Booth Sumners JV	TX
Kelnic II JV	DE
Outdoor Management Services, Inc.	NV
Shelter Advertising Of America, Inc.	DE
Transportation Media Of Texas JV	TX

Name	Country Of Incorporation
Adcart AB	Sweden
Adshel (Brazil) Ltda	Brazil
Adshel Argentina	Argentina
Adshel Ireland Limited	Ireland
Adshel Ltd.	United Kingdom
Adshel Ltda	Brazil
Adshel NI Ltd.	United Kingdom
Affitalia	Italy
Allied Outdoor Advertising Ltd.	United Kingdom
Arcadia Cooper Properties Ltd.	United Kingdom
Aristex	Estonia
Barnett And Son Ltd.	United Kingdom
Bk Studi BV	Netherlands
BPS London Ltd.	United Kingdom
BPS Ltd.	United Kingdom
C.F.D. Billboards Ltd.	United Kingdom
CC Cayco Ltd.	Cayman Islands

Name	Country Of Incorporation
Cc Haidemenos Hellas Societe Anonyme	Greece
CC International BV	Netherlands
CC International Holdings BV	Netherlands
CC LP BV	Netherlands
CC Netherlands BV I.O.	Netherlands
CCO Ontario Holding, Inc.	Canada
China Outdoor Media Investment (HK) Co., Ltd.	Hong Kong
China Outdoor Media Investment, Inc.	British Virgin Islands
City Lights Ltd.	United Kingdom
Clear Channel Adshel AS	Norway
Clear Channel Airport Pte Ltd	Singapore
Clear Channel Baltics & Russia Limited	Russia
Clear Channel Baltics And Russia AB	Sweden
Clear Channel Banners Limited	United Kingdom
Clear Channel Belgium SA	Belgium
Clear Channel Brazil Holding Ltda.	Brazil
Clear Channel Communications India Pvt Ltd	India
Clear Channel CP III BV	Netherlands
Clear Channel CP IV BV	Netherlands
Clear Channel CV	Netherlands
Clear Channel Danmark A/S	Denmark
Clear Channel Espectaculos	Spain
Clear Channel Estonia A/S	Estonia
Clear Channel European Holdings SAS	France
Clear Channel Finland	Sweden
Clear Channel France	France
Clear Channel Hillenaar BV	Netherlands
Clear Channel Holding AG	Switzerland
Clear Channel Holding Italia	Italy
Clear Channel Holdings CV	Netherlands
Clear Channel Holdings, Ltd.	United Kingdom
Clear Channel Hong Kong Ltd.	Hong Kong
Clear Channel Ireland Ltd.	Ireland
Clear Channel Italy Outdoor SRL	Italy
Clear Channel Jolly Pubblicita	Italy
Clear Channel KNR Neth Antilles NV	Netherlands Antilles
Clear Channel Latvia	Latvia
Clear Channel Lietuva	Lithuania
Clear Channel More France SA	France
Clear Channel NI Ltd.	United Kingdom
Clear Channel Norway AS	Norway
Clear Channel Outdoor Mexico, Servicious Corporativos, SA de CV	Mexico
Clear Channel Outdoor Company Canada	Canada
Clear Channel Outdoor Limited	United Kingdom

Name	Country Of Incorporation
Clear Channel Outdoor Mexico SA de CV	Mexico
Clear Channel Outdoor Mexico, Operaciones SA de CV	Mexico
Clear Channel Outdoor Mexico, Servicios Administrativos, SA de CV	Mexico
Clear Channel Outdoor Spanish Holdings S.L.	Spain
Clear Channel Overseas Ltd.	United Kingdom
Clear Channel Pacific	Singapore
Clear Channel Plakanda GmbH	Switzerland
Clear Channel Poland Sp.Z.O.O.	Poland
Clear Channel Sales AB	Sweden
Clear Channel Sao Paulo Participacoes Ltda	Brazil
Clear Channel Singapore	Singapore
Clear Channel Solutions	United Kingdom
Clear Channel South Africa Invest. Pty Ltd.	South Africa
Clear Channel South America S.A.C.	Peru
Clear Channel Sverige AB	Sweden
Clear Channel Tanitim Ve Lierisin AS	Turkey
Clear Channel UK Ltd	United Kingdom
Clear Media Limited	Bermuda
Comurben SA	Morocco
Dauphin Adshel	France
Defi Asia	Hong Kong
Defi Beijing Signage	China
Defi Belgique	Belgium
Defi Deutschland GmbH	Germany
Defi France SAS	France
Defi Group Asia	Hong Kong
Defi Group SAS	France
Defi Italia	Italy
Defi Neolux	Portugal
Defi Pologne	Poland
Defi Reklam	Hungary
Defi Russie	Russia
Defi Ukraine	Ukraine
Dolis	Netherlands
Eirtam Reklaam LIC	Estonia
Eller Holding Company Cayman I	Cayman Islands
Eller Holding Company Cayman II	Cayman Islands
Eller Media Asesarris Y Comercializacion Publicataria	Chile
Eller Media Servicios Publicitarios Ltd	Chile
Epiclove Ltd.	United Kingdom
Equipamientos Urbanos de Canarias SA	Spain
Expoplakat Ltd.	Sweden
Foxmark	United Kingdom
France Bus	France

Name	Country Of Incorporation
France Rail Publicite	France
Giganto Holding Cayman	Cayman Islands
Giganto Outdoor	Chile
Grosvenor Advertising Ltd.	United Kingdom
Hainan Whitehorse Outdoor Advertising Media Investment Ltd.	Hong Kong
Hillenaar Outdoor Advertising BV	Netherlands
Hillenaar Services BV	Netherlands
Iberdefi (Espagne)	Spain
Idea Piu	Poland
Illuminated Awnings Systems Ltd.	Ireland
Infotrak SA	Switzerland
Interpubli Werbe	Switzerland
Kms Advertising Ltd.	United Kingdom
L “Efficience Publicitaire SA	Belgium
L & C Outdoor Comunicacao Visual Ltda.	Brazil
Landimat	France
Mars Reklam Ve Producksiyon AS	Turkey
Maurice Stam Ltd	United Kingdom
Metrabus	Belgium
Ming Wai	British Virgin Islands
Mof Adshel Ltd.	United Kingdom
More Communications Ltd.	United Kingdom
More Group Australia Pty Ltd.	Australia
More Media Ltd.	United Kingdom
More O’Ferral Ltd.	United Kingdom
More O’Ferrall Ireland Ltd.	Ireland
Morebus Ltd.	United Kingdom
Multimark Ltd.	United Kingdom
Nitelites (Ireland) Ltd.	Ireland
Nueva Leon	Mexcio
Outdoor Advertising BV	Netherlands
Outdoor CCWI BV	Netherlands
Outdoor International Holdings BV	Netherlands
Outstanding Media I Norge AS	Norway
Outstanding Media Stockholm AB	Sweden
Paneles Napsa. S.A.	Peru
Parkin Advertising	United Kingdom
Plakanda Aida GmbH	Switzerland
Plakanda Awi AG	Switzerland
Plakanda GmbH	Switzerland
Plakanda Management AG	Switzerland
Plakanda Ofex AG	Switzerland
Plakatron AG	Switzerland
Planos AIE	Spain

Name	Country Of Incorporation
Postermobile Advertising Ltd.	United Kingdom
Postermobile PLC	United Kingdom
Procom	Chile
Pubbli A	Italy
Publicidade Klimes Sao Paulo Ltda	Brazil
Racklight	Mexico
Regentfile Ltd.	United Kingdom
Rockbox Ltd.	United Kingdom
Safir Publicite	France
Score Ltd.	United Kingdom
Score Outdoor (Midlands)	United Kingdom
Score Outdoor (N. West) Ltd.	United Kingdom
Score Outdoor (S. West)	United Kingdom
Score Outdoor (Scotland) Ltd	Scotland
Signways Ltd.	United Kingdom
Simon	Sweden
Sirocco International S.A.	France
Sites International	United Kingdom
Sn Mainosrinteet OY	Finland
Sviluppo & Pubblicita Srl	Italy
Taxi Media Holdings Ltd.	United Kingdom
Taxi Media Ltd.	United Kingdom
Team Relay	United Kingdom
The Canton Property Co. Ltd.	United Kingdom
The Kildoon Property Co. Ltd.	United Kingdom
Torpix Ltd.	United Kingdom
Town & City Posters Advertising. Ltd.	United Kingdom
Tracemotion Ltd.	United Kingdom
Trainer Advertising	United Kingdom
Urbasur	Spain
Van Wagner France SAS	France
Vision Posters	United Kingdom
Werab Werbung Hugo Wrage GmbH & Co KG	Germany
Williams Display Excellence AB	Sweden